UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2009
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ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Manor Drive, Suite 110, Chalfont, PA 18914
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (215) 997-7710
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As previously disclosed in ClearPoint Business Resources, Inc.’s (the “Company”) filings with the Securities and Exchange Commission, on February 28, 2008, ClearPoint Resources, Inc., the Company’s wholly-owned subsidiary (“CPR”) entered into a Purchase Agreement (the “Purchase Agreement”) with StaffChex, Inc.  Under the Purchase Agreement, StaffChex, Inc. assumed certain liabilities of CPR and acquired from CPR all of the Customer Account Property, as defined in the Purchase Agreement, related to the temporary staffing services previously serviced, in part, by a former franchisee of the Company.  In addition, CPR entered into an iLabor Network Supplier Agreement (the “iLabor Agreement”) with Staffchex, Inc. and Staffchex Servicing, LLC (collectively, “Staffchex”) whereby StaffChex agreed to process its temporary labor requests through the Company’s iLabor Network and to pay to CPR royalty payments (the “Royalties”) as a percentage of Staffchex’s weekly collections from its total billings for temporary staffing services provided to the Company’s clients through the iLabor Network or otherwise.  The Company is required to use a portion of the Royalties received from Staffchex for the repayment of the term note issued to the Company by ComVest Capital, LLC in accordance with the terms of such term note, as amended.

On March 16, 2009, CPR and Staffchex entered into Amendment No. 1 to the iLabor Agreement (the “Amendment”) pursuant to which the payment terms of the iLabor Agreement were restated.  The Amendment provides that CPR will pay Staffchex for client-approved billable work hours at the agreed-upon hourly rate with respect to such client.  Royalties payable to CPR shall be calculated based on weekly collections.  For weekly collections of less than $1.4 million, the Royalty is one and one-quarter percent (1.25%) and for weekly collections of $1.4 million or more, the Royalty is two percent (2%).  If collections for a calendar year exceed $110 million, the Royalty will be one and one-half percent (1.5%) for each dollar exceeding $110 million and if such collections exceed $150 million, the Royalty will be one and one-quarter percent (1.25%) for each dollar exceeding $150 million.  Unpaid Royalties shall bear interest at the rate of one and one-half percent (1.5%) per month.

Weekly payments commenced on March 18, 2009.  In addition, Staffchex agreed to make 104 weekly payments of $4,096 followed by 52 weekly payments of $3,105 for past-due Royalties owed through February 28, 2009.  Such additional payments will commence on June 3, 2009.  The failure of Staffchex to make payments due pursuant to the iLabor Agreement constitutes a material breach.  In the event of nonpayment, Staffchex will have a ten (10) day cure period to make any delinquent payments.  If such payments remain outstanding following the cure period, Staffchex agreed to direct its affiliated receivables factoring company to make the required payment to CPR.

In addition, the Amendment provides that Staffchex may not assign, convey, sell, transfer or lease the Customer Account Property or the underlying customer agreements transferred to Staffchex without the prior written consent of CPR.  Such consent will not be required in connection with a transaction occurring after February 28, 2012 and is part of a sale of 100% of the stock of Staffchex or all or substantially all of its assets.

The Amendment also includes various other provisions customary for a transaction of this nature.  The foregoing is a summary of certain material provisions of the iLabor Agreement and the Amendment.  This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1.  The Company also attached the iLabor Agreement as Exhibit 10.2 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to iLabor Network Supplier Agreement among ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, LLC dated March 16, 2009.
10.2	iLabor Network Supplier Agreement among ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, LLC dated February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT BUSINESS RESOURCES, INC.

Dated: March 20, 2009	By:	/s/ Michael Traina
	Name:	Michael Traina
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to iLabor Network Supplier Agreement among ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, LLC dated March 16, 2009.
10.2	iLabor Network Supplier Agreement among ClearPoint Resources, Inc., Staffchex, Inc. and Staffchex Servicing, LLC dated February 28, 2008.